Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Kenneth Julian 717.730.3683 kjulian@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS SECOND QUARTER 2017 RESULTS

•	Q2 GAAP Operating Income of $42 Million, Exceeding Guidance Range

•	Q2 Performance Reflects Strong Operational Performance and Favorable Underlying Market Trends Across Business Segments

•	Quarterly Revenues Increased 7 Percent Compared with the Prior-Year Quarter, and Diluted Earnings per Share Increased Versus Prior-Year Quarter to $0.22 in Q2 2017

•	Full-Year GAAP and Adjusted Operating Income Guidance Increased to Between $125 Million and $140 Million; Compares with Prior Range of $115 Million to $130 Million

•	2017 Free Cash Flow Expected to be Between $80 Million and $95 Million as Compared with Prior Range of $70 Million to $85 Million

CAMP HILL, PA (August 3, 2017) . . . Harsco Corporation (NYSE: HSC) today reported second quarter 2017 results. Diluted earnings per share from continuing operations in the second quarter of 2017 were $0.22. This figure compares with a GAAP diluted loss per share from continuing operations of $0.35 and adjusted diluted earnings per share from continuing operations of $0.15 in the second quarter of 2016. The prior-year GAAP figure included a forward loss provision related to the Company's railway maintenance equipment contracts with the federal railway system in Switzerland.

Operating income from continuing operations for the second quarter of 2017 was $42 million, which exceeded the guidance range of $32 million to $38 million previously provided by the Company.

“Q2 proved to be another strong quarter for Harsco,” said President and CEO Nick Grasberger. “Each business executed well and underlying market conditions were supportive in the quarter. As a result, our three businesses exceed expectations in the second quarter. Looking forward, we expect our internal momentum to continue, which along with an improved market outlook within our Metals & Industrial businesses, lead us to raise our outlook for operating income and free cash flow for the year. Beyond achieving these financial targets, we remain focused on developing our product and business capabilities and strengthening our returns. Lastly, we remain confident in the earnings potential of Harsco and our ability to create value for our shareholders in the future.”

Harsco Corporation—Selected Second Quarter Results

($ in millions, except per share amounts)	Q2 2017	Q2 2016
Revenues	$395	$370
Operating income from continuing operations - GAAP	$42	$1
Operating margin from continuing operations - GAAP	10.8%	0.4%
Diluted EPS from continuing operations	$0.22	$(0.35)
Unusual items per diluted share	$—	$0.50
Adjusted operating income - excluding unusual items	$42	$41
Adjusted operating margin - excluding unusual items	10.8%	11.2%
Adjusted diluted EPS from continuing operations - excluding unusual items	$0.22	$0.15
Return on invested capital (TTM) - excluding unusual items	9.6%	6.0%

Consolidated Second Quarter Operating Results

Total revenues were $395 million, an increase of 7 percent compared with the prior-year quarter. This change is attributable to higher revenues in each of the Company’s segments. Foreign currency translation negatively impacted second quarter 2017 revenues by approximately $5 million.

GAAP operating income from continuing operations for the second quarter of 2017 was $42 million. This figure compares with GAAP operating income of $1 million and adjusted operating income of $41 million in the same quarter last year. Operating income in the Metals & Minerals and Industrial segments improved in comparison with the prior-year quarter, while adjusted operating income was consistent in the Rail segment. The Company's operating margin was 10.8 percent versus an adjusted operating margin of 11.2 percent in second quarter of 2016.

Second Quarter Business Review

Metals & Minerals

($ in millions)	Q2 2017	Q2 2016	%Change
Revenues	$259	$254	2%
Operating income - GAAP	$32	$31	4%
Operating margin - GAAP	12.4%	12.2%
Customer liquid steel tons (millions)	37.0	34.8	6%

Revenues increased 2 percent to $259 million, as higher steel output and service levels as well as increased nickel-related sales offset the impact from foreign exchange translation. Meanwhile, operating income increased 4 percent due to the above positive factors, and the segment's operating margin improved by 20 basis points to 12.4 percent versus last year’s second quarter.

Industrial

($ in millions)	Q2 2017	Q2 2016	%Change
Revenues	$74	$66	11%
Operating income - GAAP	$9	$7	25%
Operating margin - GAAP	12.4%	11.0%

Revenues increased 11 percent to $74 million, as increased demand for air-cooled heat exchangers from U.S. energy customers fully offset lower sales of industrial grating and fencing. The prior-year quarter benefited from the sale of high-security fencing for the new Mexico City International Airport, as previously announced. The improved demand for heat exchangers led to an increase in operating income, and as a result, the segment’s operating margin increased to 12.4 percent from 11.0 percent in the comparable quarter last year.

Rail

($ in millions)	Q2 2017	Q2 2016	%Change
Revenues	$62	$50	24%
Operating income - GAAP	$8	$(32)	nmf
Operating margin - GAAP	12.8%	nmf
Adjusted operating income - excluding unusual items (1)	$8	$8	—
Adjusted operating margin - excluding unusual items (1)	12.8%	16.2%
(1) no unusual items in Q2 2017; nmf=not meaningful

Revenues increased 24 percent to $62 million as a result of higher original equipment shipments, mainly to international customers. These sales offset the impact of lower after-market parts sales and contract services compared with the prior-year period. Operating income totaled $8 million in comparison with a GAAP operating loss of $32 million and adjusted operating income of $8 million in the prior-year quarter. Operating income in this year's second quarter was comparable with adjusted operating income in the previous year as a result of the above trends as well as higher administrative expenses, including marketing and severance costs, in this year's second quarter. Given these factors and a less favorable product sales mix, the segment's operating margin decreased to 12.8 percent versus an adjusted operating margin of 16.2 percent in last year's second quarter.

Cash Flow

Net cash provided by operating activities totaled $53 million in the second quarter of 2017, compared with $32 million in the prior-year period. Further, free cash flow was $30 million in the second quarter of 2017, compared with $19 million in the prior-year period. This cash flow improvement reflects increased net cash from operating activities principally as a result of working capital changes and the timing of interest payments, partially offset by an increase in net capital expenditures.

2017 Outlook

The Company's 2017 Outlook is improved to reflect raised forecasts for the Metals & Minerals and Industrial segments as compared with the guidance previously provided as part of the Company's first quarter 2017 results. For Metals & Minerals, the updated outlook reflects higher service levels in certain geographies and expectations for Applied Products performance, as well as new contract additions and recent foreign exchange rates. As a result, it is anticipated that operational savings, new sites and services, higher customer steel output, and increased commodities prices will support an increase in adjusted operating income in this segment for the year compared with 2016. Meanwhile, the Industrial outlook is again improved to reflect increased capital spending for heat exchangers from U.S. energy customers. This trend, along with improved demand for commercial boilers and water heaters, is expected to lead to an increase in Industrial operating income for the year.

These positives offset a more cautious outlook for the Rail segment. Second-quarter timing benefits are to reverse through the balance of the year, and the Company's guidance now reflects lower anticipated or delayed spending for equipment and after-market parts in North America compared with the prior 2017 forecast. As a result, adjusted operating income in Rail is expected to modestly decline from 2016 as higher international demand for equipment and parts as well as Intelligent Solutions is likely to be offset by persistent weakness in the North American market. Lastly, Corporate spending is still projected to increase compared with 2016 largely as a result of higher pension and other benefit program costs as well as professional fees.

Key highlights in the Outlook are included below.

Full Year 2017

•
Operating income for the full year is expected to range from $125 million to $140 million; this compares with guidance of $115 million to $130 million previously and GAAP operating income of $63 million and adjusted operating income of $116 million in 2016.

•
Free cash flow is expected in the range of $80 million to $95 million, including net capital expenditures of between $85 million and $95 million; compared with free cash flow guidance of $70 million to $85 million previously and $100 million in 2016.

•	Net interest expense is forecasted to range from $45 million to $47 million.

•	The effective tax rate is expected to range from 36 percent to 38 percent.

•
GAAP and adjusted earnings per share for the full year are currently expected in the range of $0.55 to $0.69; this compares with guidance of $0.47 to $0.61 previously and a GAAP loss per share of $1.07 and adjusted earnings per share of $0.48 per share in 2016.

•	Adjusted return on invested capital is expected to range from 9.0 percent to 10.0 percent; compared with 6.9 percent in 2016.

Q3 2017

•	Adjusted operating income of $30 million to $37 million; compared with GAAP operating income of $29 million in the prior-year quarter.

•	Adjusted earnings per share of $0.13 to $0.18; compared with a GAAP loss per share of $0.41 and adjusted earnings per share of $0.14 in the prior-year quarter.

Conference Call

The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 53065331. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through August 17, 2017 by dialing (800) 585-8367, (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs;(3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (17) implementation of environmental remediation matters; (18) risk and uncertainty associated with intangible assets; and (19) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2016. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended			Six Months Ended
	June 30			June 30
(In thousands, except per share amounts)	2017		2016	2017	2016
Revenues from continuing operations:
Service revenues	$251,306		$249,626	$491,915	$475,120
Product revenues	143,592		120,307	275,524	248,094
Total revenues	394,898		369,933	767,439	723,214
Costs and expenses from continuing operations:
Cost of services sold	192,690		191,508	381,591	381,325
Cost of products sold	100,727		125,388	199,593	218,632
Selling, general and administrative expenses	55,606		49,520	110,747	100,304
Research and development expenses	1,329		956	2,160	1,838
Other expenses	2,072		1,247	2,966	10,370
Total costs and expenses	352,424		368,619	697,057	712,469
Operating income from continuing operations	42,474		1,314	70,382	10,745
Interest income	493		552	1,005	1,087
Interest expense	(12,405)		(13,805)	(24,058)	(26,168)
Change in fair value to the unit adjustment liability and loss on dilution of equity method investment	—		(1,489)	—	(13,706)
Income (loss) from continuing operations before income taxes and equity income (loss)	30,562		(13,428)	47,329	(28,042)
Income tax expense	(11,234)		(12,000)	(17,487)	(9,834)
Equity income (loss) of unconsolidated entities, net	—		(694)	—	2,481
Income (loss) from continuing operations	19,328		(26,122)	29,842	(35,395)
Discontinued operations:
Income on disposal of discontinued business	628		2,886	40	2,380
Income tax expense related to discontinued business	(225)		(1,065)	(14)	(878)
Income from discontinued operations	403		1,821	26	1,502
Net income (loss)	19,731		(24,301)	29,868	(33,893)
Less: Net income attributable to noncontrolling interests	(693)		(1,872)	(1,940)	(3,149)
Net income (loss) attributable to Harsco Corporation	$19,038		$(26,173)	$27,928	$(37,042)
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$18,635		$(27,994)	$27,902	$(38,544)
Income from discontinued operations, net of tax	403		1,821	26	1,502
Net income (loss) attributable to Harsco Corporation common stockholders	$19,038		$(26,173)	$27,928	$(37,042)

Weighted-average shares of common stock outstanding	80,535		80,337	80,460	80,288
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.23		$(0.35)	$0.35	$(0.48)
Discontinued operations	0.01		0.02	—	0.02
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$0.24		$(0.33)	$0.35	$(0.46)

Diluted weighted-average shares of common stock outstanding	82,850		80,337	82,558	80,288
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.22		$(0.35)	$0.34	$(0.48)
Discontinued operations	—		0.02	—	0.02
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$0.23	(a)	$(0.33)	$0.34	$(0.46)
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	June 30 2017	December 31 2016
ASSETS
Current assets:
Cash and cash equivalents	$58,105	$69,831
Restricted cash	4,671	2,048
Trade accounts receivable, net	289,280	236,554
Other receivables	22,340	21,053
Inventories	201,851	187,681
Other current assets	32,840	33,108
Total current assets	609,087	550,275
Property, plant and equipment, net	484,100	490,255
Goodwill	393,804	382,251
Intangible assets, net	39,972	41,567
Deferred income tax assets	106,044	106,311
Other assets	13,277	10,679
Total assets	$1,646,284	$1,581,338
LIABILITIES
Current liabilities:
Short-term borrowings	$5,985	$4,259
Current maturities of long-term debt	16,248	25,574
Accounts payable	118,633	107,954
Accrued compensation	44,210	46,658
Income taxes payable	7,742	4,301
Insurance liabilities	11,949	11,850
Advances on contracts and other customer advances	124,902	117,329
Other current liabilities	135,191	109,748
Total current liabilities	464,860	427,673
Long-term debt	617,674	629,239
Insurance liabilities	23,344	25,265
Retirement plan liabilities	310,278	319,597
Other liabilities	43,232	42,001
Total liabilities	1,459,388	1,443,775
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	141,039	140,625
Additional paid-in capital	178,435	172,101
Accumulated other comprehensive loss	(591,735)	(606,722)
Retained earnings	1,177,907	1,150,688
Treasury stock	(761,717)	(760,391)
Total Harsco Corporation stockholders’ equity	143,929	96,301
Noncontrolling interests	42,967	41,262
Total equity	186,896	137,563
Total liabilities and equity	$1,646,284	$1,581,338

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands)	2017	2016	2017	2016
Cash flows from operating activities:
Net income (loss)	$19,731	$(24,301)	$29,868	$(33,893)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	30,288	32,655	60,495	65,736
Amortization	1,987	2,962	4,008	5,926
Change in fair value to the unit adjustment liability and loss on dilution of equity method investment	—	1,489	—	13,706
Contract estimated forward loss provision for Harsco Rail Segment	—	40,050	—	40,050
Deferred income tax expense (benefit)	3,654	(2,290)	3,433	(2,857)
Equity in (income) loss of unconsolidated entities, net	—	694	—	(2,481)
Dividends from unconsolidated entities	—	—	19	16
Other, net	2,803	811	5,708	1,871
Changes in assets and liabilities:
Accounts receivable	(14,924)	(12,941)	(42,806)	3,011
Inventories	(5,541)	(11,383)	(6,296)	(23,791)
Accounts payable	4,800	(457)	4,259	(16,308)
Accrued interest payable	(120)	(6,704)	166	(36)
Accrued compensation	7,987	5,014	(4,365)	1,237
Advances on contracts and other customer advances	3,519	7,886	(1,479)	(1,109)
Retirement plan liabilities, net	(2,840)	(3,633)	(11,221)	(13,871)
Other assets and liabilities	1,559	1,796	4,990	(8,534)
Net cash provided by operating activities	52,903	31,648	46,779	28,673
Cash flows from investing activities:
Purchases of property, plant and equipment	(23,711)	(15,225)	(40,700)	(32,176)
Proceeds from sales of assets	528	2,296	1,534	5,115
Purchases of businesses, net of cash acquired	—	—	—	(26)
Other investing activities, net	4,137	(6,043)	4,170	(616)
Net cash used by investing activities	(19,046)	(18,972)	(34,996)	(27,703)
Cash flows from financing activities:
Short-term borrowings, net	(1,353)	2,315	2,302	1,949
Current maturities and long-term debt:
Additions	—	21,009	24,000	50,019
Reductions	(32,367)	(32,687)	(46,712)	(75,608)
Cash dividends paid on common stock	—	—	—	(4,105)
Dividends paid to noncontrolling interests	(1,769)	(1,702)	(1,769)	(1,702)
Purchase of noncontrolling interests	—	(4,731)	—	(4,731)
Stock-based compensation - Employee taxes paid	(1,273)	(91)	(1,326)	(91)
Proceeds from cross-currency interest rate swap termination	—	—	—	16,625
Deferred financing costs	(6)	(1)	(42)	(895)
Other financing activities, net	(368)	—	(368)	—
Net cash used by financing activities	(37,136)	(15,888)	(23,915)	(18,539)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	1,626	2,045	3,029	7,051
Net decrease in cash and cash equivalents, including restricted cash	(1,653)	(1,167)	(9,103)	(10,518)
Cash and cash equivalents, including restricted cash, at beginning of period	64,429	70,405	71,879	79,756
Cash and cash equivalents, including restricted cash, at end of period	$62,776	$69,238	$62,776	$69,238

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	June 30, 2017		June 30, 2016
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$259,306	$32,177	$253,560	$30,927
Harsco Industrial	73,563	9,151	66,270	7,300
Harsco Rail	61,994	7,961	50,103	(31,948)
Corporate	35	(6,815)	—	(4,965)
Consolidated Totals	$394,898	$42,474	$369,933	$1,314

	Six Months Ended		Six Months Ended
	June 30, 2017		June 30, 2016
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$506,340	$58,606	$483,232	$37,868
Harsco Industrial	139,448	11,955	128,139	13,771
Harsco Rail	121,582	13,947	111,843	(27,042)
General Corporate	69	(14,126)	—	(13,852)
Consolidated Totals	$767,439	$70,382	$723,214	$10,745

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2017	2016	2017	2016
Diluted earnings (loss) per share from continuing operations as reported (a)	$0.22	$(0.35)	$0.34	$(0.48)
Harsco Rail Segment forward contract loss provision (b)	—	0.50	—	0.50
Net loss on dilution of equity method investment (c)	—	—	—	0.13
Harsco Metals & Minerals Segment site exit charges (d)	—	—	—	0.06
Harsco Metals & Minerals Segment separation costs (e)	—	—	—	0.04
Taxes on above unusual items (f)	—	—	—	(0.07)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.22	$0.15	$0.34	$0.18

(a)	No unusual items were excluded in the three and six months ended June 30, 2017.

(b)	Harsco Rail Segment forward contract loss provision related to the Company's contracts with the federal railway system of Switzerland (Q2 and six months 2016 $40.1 million pre-tax)

(c)	Loss on the dilution of the Company's investment in Brand Energy & Infrastructure Services recorded at Corporate (six months 2016 $10.3 million pre-tax).

(d)	Harsco Metals & Minerals Segment charges primarily attributable to site exit costs (six months 2016 $5.1 million pre-tax).

(e)	Costs associated with Harsco Metals & Minerals Segment separation recorded at Corporate (six months 2016 $3.3 million pre-tax).

(f)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
Three Months Ended
September 30
2016
Diluted loss per share from continuing operations as reported	$(0.41)
Net loss on dilution and sale of equity investment (a)	0.54
Expense of deferred financing costs (b)	0.01
Taxes on above unusual items (c)	—
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.14

(a)	Loss on the dilution and sale of the Company's investment in Brand Energy & Infrastructure Services recorded at Corporate ($43.5 million pre-tax).

(b)	Expense of deferred financing costs associated with the Company's repayment of approximately $85 million on its Term Loan Facility recorded at Corporate ($1.1 million pre-tax)

(c)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
Twelve Months Ended
December 31
2016
Diluted loss per share from continuing operations as reported	$(1.07)
Net loss on dilution and sale of equity investment (a)	0.66
Harsco Rail Segment forward contract loss provision (b)	0.56
Loss on early extinguishment of debt (c)	0.44
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net (d)	0.06
Harsco Metals & Minerals Segment separation costs (e)	0.04
Expense of deferred financing costs (f)	0.01
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation (g)	(0.01)
Taxes on above unusual items (h)	(0.21)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.48

(a)	Loss on the dilution and sale of the Company's investment in Brand Energy & Infrastructure Services recorded at Corporate ($53.8 million pre-tax).

(b)	Harsco Rail Segment forward contract loss provision related to the Company's contracts with the federal railway system of Switzerland ($45.1 million pre-tax).

(c)	Loss on early extinguishment of debt recorded at Corporate ($35.3 million pre-tax).

(d)	Harsco Metals & Minerals Segment charges primarily attributable to site exit and underperforming contract costs ($5.1 million pre-tax).

(e)	Costs associated with Harsco Metals & Minerals Segment separation recorded at Corporate ($3.3 million pre-tax).

(f)	Expense of deferred financing costs associated with the Company's repayment of approximately $85 million on its Term Loan Facility recorded at Corporate ($1.1 million pre-tax).

(g)	Harsco Metals & Minerals Segment gain related to the liquidation of cumulated translation adjustment related to an exited country ($1.2 million pre-tax).

(h)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT EXCLUDING UNUSUAL ITEMS (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended June 30, 2017:
Operating income (loss) as reported (a)	$32,177	$9,151	$7,961	$(6,815)	$42,474
Revenues as reported	$259,306	$73,563	$61,994	$35	$394,898
Operating margin (%)	12.4%	12.4%	12.8%		10.8%

Three Months Ended June 30, 2016:
Adjusted operating income (loss) excluding unusual items	$30,927	$7,300	$8,102	$(4,965)	$41,364
Revenues as reported	$253,560	$66,270	$50,103	$—	$369,933
Adjusted operating margin (%) excluding unusual items	12.2%	11.0%	16.2%		11.2%

Six Months Ended June 30, 2017:
Operating income (loss) as reported (a)	$58,606	$11,955	$13,947	$(14,126)	$70,382
Revenues as reported	$506,340	$139,448	$121,582	$69	$767,439
Operating margin (%)	11.6%	8.6%	11.5%		9.2%

Six Months Ended June 30, 2016:
Adjusted operating income (loss) excluding unusual items	$42,968	$13,771	$13,008	$(10,565)	$59,182
Revenues as reported	$483,232	$128,139	$111,843	$—	$723,214
Adjusted operating margin (%) excluding unusual items	8.9%	10.7%	11.6%		8.2%

(a)	No unusual items were excluded in the three and six months ended June 30, 2017.

The Company’s management believes Adjusted operating margin (%) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended June 30, 2017:
Operating income (loss) as reported (a)	$32,177	$9,151	$7,961	$(6,815)	$42,474
Revenues as reported	$259,306	$73,563	$61,994	$35	$394,898

Three Months Ended June 30, 2016:
Operating income (loss) as reported	$30,927	$7,300	$(31,948)	$(4,965)	$1,314
Harsco Rail Segment forward contract loss provision	—	—	40,050	—	40,050
Adjusted operating income (loss) excluding unusual items	$30,927	$7,300	$8,102	$(4,965)	$41,364
Revenues as reported	$253,560	$66,270	$50,103	$—	$369,933

(a)	No unusual items were excluded in the three months ended June 30, 2017.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Six Months Ended June 30, 2017:
Operating income (loss) as reported (a)	$58,606	$11,955	$13,947	$(14,126)	$70,382
Revenues as reported	$506,340	$139,448	$121,582	$69	$767,439

Six Months Ended June 30, 2016:
Operating income (loss) as reported	$37,868	$13,771	$(27,042)	$(13,852)	$10,745
Harsco Rail Segment forward contract loss provision	—	—	40,050	—	40,050
Harsco Metals & Minerals Segment site exit charges	5,100	—	—	—	5,100
Harsco Metals & Minerals Segment separation costs	—	—	—	3,287	3,287
Adjusted operating income (loss) excluding unusual items	$42,968	$13,771	$13,008	$(10,565)	$59,182
Revenues as reported	$483,232	$128,139	$111,843	$—	$723,214

(a)	No unusual items were excluded in the six months ended June 30, 2017.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2016:
Operating income (loss) as reported	$81,634	$23,182	$(17,527)	$(23,820)	$63,469
Harsco Rail Segment forward contract loss provision	—	—	45,050	—	45,050
Harsco Metals & Minerals Segment site exit	5,100	—	—	—	5,100
Harsco Metals & Minerals Segment separation costs	—	—	—	3,287	3,287
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	(1,157)	—	—	—	(1,157)
Adjusted operating income (loss), excluding unusual items	$85,577	$23,182	$27,523	$(20,533)	$115,749
Revenues as reported	$965,540	$247,542	$238,107	$34	$1,451,223

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands)	2017	2016	2017	2016
Net cash provided by operating activities	$52,903	$31,648	$46,779	$28,673
Less capital expenditures	(23,711)	(15,225)	(40,700)	(32,176)
Plus capital expenditures for strategic ventures (a)	337	79	396	95
Plus total proceeds from sales of assets (b)	528	2,296	1,534	5,115
Free cash flow	$30,057	$18,798	$8,009	$1,707

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that Free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from (used in) operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
Twelve Months Ended
December 31
(In thousands)	2016
Net cash provided by operating activities	$159,785
Less capital expenditures	(69,340)
Plus capital expenditures for strategic ventures (a)	170
Plus total proceeds from sales of assets (b)	9,305
Free cash flow	$99,920

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that Free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from (used in) operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2017
(In millions)	Low	High
Net cash provided by operating activities	$175	$180
Less capital expenditures	(101)	(92)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	6	7
Free Cash Flow	$80	$95

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET LOSS FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
	Trailing Twelve Months for Period Ended June 30
(In thousands)	2017	2016
Loss from continuing operations	$(15,185)	$(51,808)
Unusual items:
Net loss on dilution and sale of equity investment	43,518	10,304
Loss on early extinguishment of debt	35,337	—
Harsco Rail Segment forward contract loss provision	5,000	40,050
Expense of deferred financing costs	1,125	—
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	(1,157)	—
Harsco Metals & Minerals Segment contract termination charges	—	13,484
Harsco Metals & Minerals Segment separation costs	—	13,209
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net	—	10,077
Harsco Metals & Minerals Segment salt cake processing and disposal charges	—	7,000
Harsco Metals & Minerals Segment Project Orion charges	—	5,070
Harsco Metals & Minerals Segment subcontractor settlement charge	—	4,220
Harsco Metals & Minerals Segment multi-employer pension plan charge	—	1,122
Harsco Infrastructure Segment loss on disposal	—	1,000
Taxes on above unusual items (b)	(11,512)	(12,021)
Net income from continuing operations, as adjusted	57,126	41,707
After-tax interest expense (c)	30,461	31,039

Net operating profit after tax as adjusted	$87,587	$72,746

Average equity	$216,509	$300,556
Plus average debt	700,588	904,177
Average capital	$917,097	$1,204,733

Return on invested capital excluding unusual items	9.6%	6.0%

(a)
Return on invested capital excluding unusual items is net income (loss) from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)	The Company’s effective tax rate approximated 37% on an adjusted basis for both periods for interest expense.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET LOSS FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
Year Ended December 31
(In thousands)	2016
Loss from continuing operations	$(80,422)
Unusual items:
Net loss on dilution and sale of equity investment	53,822
Harsco Rail Segment forward contract loss provision	45,050
Loss on early extinguishment of debt	35,337
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net	5,100
Harsco Metals & Minerals Segment separation costs	3,287
Expense of deferred financing costs	1,125
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	(1,157)
Taxes on above unusual items (b)	(17,335)
Net income from continuing operations, as adjusted	44,807
After-tax interest expense (c)	31,790

Net operating profit after tax as adjusted	$76,597

Average equity	$290,995
Plus average debt	821,559
Average capital	$1,112,554

Return on invested capital excluding unusual items	6.9%

(a)
Return on invested capital excluding unusual items is net income (loss) from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)	The Company’s effective tax rate approximated 37% on an adjusted basis for both periods for interest expense.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.